Exhibit 10.104

Certain personally identifiable information has been omitted from this exhibit in places marked “[***]” pursuant to Item 601(a)(6) under Regulation S-K.

BIOCRYST PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 19, 2021 by and between BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and RPI 2019 Intermediate Finance Trust, a Delaware statutory trust (the “Investor”). Any capitalized terms used but not defined herein shall be as defined in the 2021 PSA (as defined below).

RECITALS

WHEREAS, on or about the date hereof, the Company and the Investor have entered into that certain 2021 Purchase and Sale Agreement (the “2021 PSA”);

WHEREAS, pursuant to the terms set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Purchase and Sale of Shares

1.1    Sale of Shares. Subject to the terms and conditions hereof and of the 2021 PSA, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Closing (as defined below), 3,846,154 shares of Common Stock (the “Shares”) at a price of $13.00 per Share.

1.2    Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of those conditions), the purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures (the “Closing”) on the closing date set forth in the 2021 PSA or at such other date, time and place as the Company and the Investor may agree in writing (the “Closing Date”). At the Closing, the Company will deliver or cause to be delivered to the Investor a copy of the irrevocable instructions to the Company’s transfer agent instructing such transfer agent to issue the Shares into book entry to the Investor and, concurrently, the Investor shall pay to the Company a cash amount equal to $50,000,002.00, by wire transfer of immediately available funds in accordance with the Company’s instructions provided to the Investor in writing prior to the Closing.

SECTION 2

Representations and Warranties of the Company

Except as set forth on the Schedule of Exceptions attached hereto as Schedule I, the Company hereby represents and warrants the following as of the date hereof:

2.1    Organization and Good Standing and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease, operate and occupy its properties and to carry on its business as now being conducted. Except as set forth on the Schedule of Exceptions, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture or similar arrangement. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event or condition that would reasonably be likely to have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Company and its consolidated subsidiaries (if any), taken as a whole, or adversely affect in any material respect the ability of the Company to perform its obligations, or Investor’s rights, under the 2021 PSA.

2.2    Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or stockholders is required; and (iii) this Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.

2.3    Valid Issuance of Shares. The issuance of the Shares has been duly authorized by all requisite corporate action. When the Shares are issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, the Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, and will be free of all liens and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, and the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock. The Company has reserved a sufficient number of shares of Common Stock for issuance to the Investor in accordance with the Company’s obligations under this Agreement.

2.4    No Conflict. The execution, delivery and performance of this Agreement, and any other document or instrument contemplated hereby, by the Company and the consummation by the Company of the transactions contemplated hereby, do not: (i) violate any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party where such default or conflict would constitute a Material Adverse Effect, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound, which would constitute a Material Adverse Effect, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company are bound or affected where such violation would constitute a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any filings that may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”), the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), the Nasdaq Global Select Market (the “NASDAQ Market”) or state securities commissions subsequent to the Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

2.5    Consents. Except for the consents that have been obtained on or prior to the Closing or filings required to be made by the Company with federal or state securities commissions, Nasdaq or the NASDAQ Market, no consent, approval, license, order, authorization, registration, declaration or filing with or of any governmental entity or other person is required to be done or obtained by the Company (including, without limitation, pursuant to any material contract to which the Company is subject or to which any of its assets, operations or management may be subject) in connection with (i) the execution and delivery by the Company of this Agreement, (ii) the performance by the Company of its obligations under this Agreement, the consummation by the Company of any of the transactions contemplated by this Agreement, including the issuance and sale of the Shares in accordance with the terms hereof.

2.6    Compliance. The Company is not, and the execution and delivery of this Agreement and the consummation of the transactions contemplated herewith will not cause the Company to be (i) in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract or commitment, (ii) in violation of any provision of any judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound, or (iii) in violation of any federal, state or, to its knowledge, local statute, rule or governmental regulation, in the case of each of clauses (i), (ii) and (iii), which would have a Material Adverse Effect.

2.7    Capitalization. As of October 29, 2021 (the “Reference Date”), a total of 179,936,171 shares of Common Stock were issued and outstanding, increased thereafter solely as set forth in the next sentence. Other than in the ordinary course of business, the Company has not issued any capital stock since the Reference Date other than pursuant to (i) employee benefit plans disclosed in the Commission Documents (as hereinafter defined), and (ii) outstanding warrants, options or other securities disclosed in the Commission Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, for those shares issued until the Closing, have been issued in compliance with all federal and state securities laws, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. There are no shareholder agreements, voting agreements or other similar agreements with respect to the voting or tendering of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

2.8    Commission Documents, Financial Statements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and during the past 12 months, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Company’s Common Stock is currently listed on the NASDAQ Market. The Company is not in violation of the listing requirements of the NASDAQ Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of its Common Stock from the NASDAQ Market in the foreseeable future. As of its date, each Commission Document filed within the past 12 months complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, no such Commission Document within the past 12 months contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents filed with the Commission during the past 12 months complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.9    Internal Controls and Procedures. The Company maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 and Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective as of the latest date of management’s evaluation of such disclosure controls and procedures as set forth in the Commission Documents to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.

2.10    Material Adverse Change. Except as disclosed in the Commission Documents, since September 30, 2021, no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

2.11    No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any of its subsidiaries (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since September 30, 2021.

2.12    No Undisclosed Events or Circumstances. Except for the transactions contemplated by this Agreement and the 2021 PSA, no event or circumstance has occurred or exists with respect to the Company, its subsidiaries, or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

2.13    Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary, or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could be reasonably expected to result in a Material Adverse Effect.

2.14    Compliance with Law. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as would not reasonably be expected to cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.15    Exemption from Registration, Valid Issuance. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the issuance and sale of the Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated pursuant to the Act (“Regulation D”) and/or any other applicable federal and state securities laws. The sale and issuance of the Shares pursuant to, and the Company’s performance of its obligations under, this Agreement will not (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the Shares or other securities of the Company.

2.16    Transfer Taxes. All stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be, or will have been, fully complied with by the Company.

2.17    Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.18    Brokers. Except as expressly set forth in the 2021 PSA, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement or the 2021 PSA.

SECTION 3

Representations and Warranties of the Investor

The Investor hereby represents and warrants the following as of the date hereof:

3.1    Experience. The Investor is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, and has the ability to bear the economic risks of the investment.

3.2    Investment. The Investor is acquiring the Shares for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

3.3    Rule 144. The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3, subject to Section 6.2, and will transfer the Shares on the books of the Company only to the extent not inconsistent herewith and therewith.

3.4    Access to Information. The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management. The Investor has had a full opportunity to ask questions of and receive answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement and the 2021 PSA.

3.5    Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

3.6    Investor Status. The Investor acknowledges that it is either (i) an institutional “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (an “Institutional Accredited Investor”) or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.

3.7    No Inducement. The Investor was not induced to participate in the offer and sale of the Shares by the filing of any registration statement in connection with any public offering of the Company’s securities, and the Investor’s decision to purchase the Shares hereunder was not influenced by the information contained in any such registration statement.

SECTION 4

Conditions to Investor’s Obligations at Closing

The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by the Investor (except to the extent not permitted by law):

4.1    No Injunction, etc. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement. No action or claim shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would be reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have the effect of making illegal the purchase of, or payment for, any of the Shares by the Investor. No stop order or suspension of trading shall have been imposed by Nasdaq, the NASDAQ Market, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock.

4.2    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall have been true and correct in all material respects (except for such representations and warranties that are qualified by “materiality” or “Material Adverse Effect” which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

4.3    Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.4    Compliance Certificate. A duly authorized officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Section 4.2 and Section 4.3 have been fulfilled and certifying and attaching the Company’s certificate of incorporation, bylaws and authorizing Board of Directors resolutions with respect to this Agreement, the 2021 PSA, the transactions contemplated hereby and thereby and the issuance of the Shares to the Investor.

4.5    Securities Laws. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

4.6    Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

4.7    Legal Opinion. The Investor shall have received a legal opinion from Gibson, Dunn & Crutcher LLP, counsel to the Company, in the form attached hereto as Schedule II.

4.8    2021 PSA. The Investor shall have received the 2021 PSA duly executed and delivered by the Company, and closing thereunder shall have been consummated.

SECTION 5

Conditions to the Company’s Obligations at Closing

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor, any of which may be waived in writing by the Company (except to the extent not permitted by law):

5.1    Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2    Securities Law Compliance. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

5.3    Authorization. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

5.4    2021 PSA. The Company shall have received the 2021 PSA duly executed and delivered by the Investor, and closing thereunder shall have been consummated.

SECTION 6

Resales

6.1    Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the Commission which may permit the sale of the Shares to the public without registration, the Company agrees for the 12-month period following Closing, or such longer period as may be required to permit the sale of the Shares to the public without registration to use commercially reasonable efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)    Furnish the Investor forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Investor of any rule or regulation of the Commission permitting the sale of any such securities without registration.

6.2    Restrictive Legend. The certificates representing the Shares, when issued, will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.”

The legend set forth in this Section 6.2 and the related notation in the Company’s stock books shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the Shares or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company, if (i) the Shares are registered for resale under the Securities Act, (ii) the Shares are sold or transferred in compliance with Rule 144, or (iii) the Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144. Following Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144, the Company shall (at the Company’s expense), upon the written request of Investor, cause its counsel to promptly issue to the Company’s transfer agent a legal opinion authorizing the issuance of a certificate representing the Shares without any restrictive or other legends, if requested by such transfer agent.

6.3    Further Assurances. Each of the Investor and the Company shall execute such further documents and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

SECTION 7

Indemnification

7.1    General Indemnification. Without derogating from any indemnification rights or obligations of the parties as set forth in the 2021 PSA, from and after the Closing:

(a) The Company agrees to indemnify, defend and hold harmless the Investor and its Affiliates and its and their directors, managers, trustees, officers, agents and employees (the “Investor Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by the Investor Indemnified Parties to the extent arising out of, or resulting from, (i) any breach of any of the representations or warranties of the Company in this Agreement; and (ii) any breach of any covenant or undertaking of the Company in this Agreement.

(b) The Investor agrees to indemnify, defend and hold harmless the Company and its Affiliates and its and their directors, officers, agents and employees (the “Company Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by the Company Indemnified Parties to the extent arising out of, or resulting from, (i) any breach of any of the representations or warranties of the Investor in this Agreement; and (ii) any breach of any covenant or undertaking of the Investor in this Agreement.

7.2    Notice of Claims. If an event or omission (including, without limitation, any claim asserted or action or proceeding commenced by a third party) occurs which either an Investor Indemnified Party, on the one hand, or a Company Indemnified Party, on the other hand (such Investor Indemnified Party on the one hand and such Company Indemnified Party on the other hand hereinafter referred to as an “Indemnified Party”), has suffered any Loss for which indemnification may be asserted pursuant to this Section 7, the Indemnified Party shall so notify the other party from whom indemnification is sought under this Section 7 (the “Indemnifying Party”) promptly in writing, setting forth the Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred. If any claim, action, suit or proceeding is asserted or instituted by or against a third party with respect to which an Indemnified Party intends to claim any Losses under this Section 7, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim, action, suit or proceeding. Such notice will be a condition precedent to any obligation of the Indemnifying Party to act under this Agreement but will not relieve it of its obligations under the indemnity except to the extent that the failure to provide prompt written notice as provided in this Agreement actually prejudices the Indemnifying Party with respect to the transactions contemplated by this Agreement and to the defense of the liability.

7.3    Limitations on Liability. Except in cases of fraud, gross negligence, or willful misconduct, no party hereto shall be liable for any consequential, punitive, special or incidental damages under this Section 7 (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this Section 7) in or pursuant to this Agreement.

7.4    Exclusive Remedy. Except as set forth herein or in the 2021 PSA, from and after Closing, the rights of the parties hereto pursuant to (and subject to the conditions of) this Section 7 shall be the sole and exclusive remedy of the parties hereto and their respective Affiliates with respect to any Losses (whether based in contract, tort or otherwise) resulting from or relating to any breach of the representations, warranties covenants and agreements made under this Agreement or any certificate, document or instrument delivered hereunder, and each party hereto hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert after Closing, any other claim or action in respect of any such breach. Notwithstanding the foregoing, claims for fraud, gross negligence, or willful misconduct shall not be waived or limited in any way by this Section 7.

SECTION 8

Miscellaneous

8.1    Headings. The descriptive headings of the several Sections of this Agreement and the Schedules are for convenience only, do not constitute a part of this Agreement and shall not control or affect, in any way, the meaning or interpretation of this Agreement.

8.2    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

8.3    Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the Closing.

8.4    Jurisdiction; Venue.

(a)     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS RESPECTIVE PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE COMPANY AND THE INVESTOR HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF THE COMPANY AND THE INVESTOR HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS. COMPANY AND THE INVESTOR AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON THE COMPANY OR THE INVESTOR IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO SECTION 8.7 HEREOF.

(b)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)    EACH PARTY HEREBY JOINTLY AND SEVERALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. EACH OF THE PARTIES REPRESENTS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY GIVEN.

8.5    Severability. If any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any situation in any jurisdiction, then, to the extent that the economic and legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to either party hereto, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and the enforceability and validity of the offending term or provision shall not be affected in any other situation or jurisdiction.

8.6    Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either the Investor may assign this Agreement to an Affiliate.

8.7    Notices. All notices and other communications under this Agreement shall be in writing and shall be by email with PDF attachment, facsimile, courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party hereto in accordance with this Section 8.7:

If to the Company, to it at:

BioCryst Pharmaceuticals, Inc.

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

Attention: Alane Barnes

E-mail: [***]

with a copy to:

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attention: Ryan Murr

E-mail: rmurr@gibsondunn.com

If to the Investor, to it at:

RPI 2019 Intermediate Finance Trust

110 E. 59th Street, Suite 3300

New York, New York 10022

Attention: George Lloyd

Email: [***]

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention: Arthur R. McGivern, Jacqueline Mercier &

Robert M. Crawford, Jr.

Email: amcgivern@goodwinlaw.com, jmercier@goodwinlaw.com & rcrawford@goodwinlaw.com

All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when sent, if sent by facsimile, with an acknowledgement of sending being produced by the sending facsimile machine, (iii) when sent, if sent by email with PDF attachment, with an acknowledgment of receipt being produced by the recipient’s email account, or (iv) one (1) Business Day following sending within the United States by overnight delivery via commercial one-day overnight courier service.

8.8    Expenses. Except as otherwise provided herein, all fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

8.9    Finder’s Fees. Each of the Company and the Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible.

8.10    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including PDF, shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

8.11    Entire Agreement. This Agreement and the Schedule of Exceptions appended hereto, together with the 2021 PSA, constitute the entire understanding between the parties hereto with respect to the subject matter hereof.

8.12    No Third Party Beneficiaries. This Agreement is for the sole benefit of the Company and the Investor and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder, except that the Indemnified Parties shall be third party beneficiaries of the benefits provided for in Section 7.

8.13    Amendment and Waiver.

(a)    This Agreement may be amended, modified or supplemented only in a writing signed by each of the parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party hereto granting such waiver.

(b)    No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing between the parties hereto shall be effective to amend, modify, supplement or waive any provision of this Agreement.

8.14    Trustee Capacity of Wilmington Trust, National Association. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the trust agreement of the Investor, (ii) each of the representations, undertakings and agreements herein made on the part of the Investor is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Investor and, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Investor in this Agreement, and (v) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Investor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Investor under this Agreement or any related documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

BIOCRYST PHARMACEUTICALS, INC.

By:	/s/ Anthony Doyle
Name: Anthony Doyle
Title: Chief Financial Officer

RPI 2019 INTERMEDIATE FINANCE TRUST

By:	Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as owner trustee

By:	/s/ Cynthia L. Major
Name: Cynthia L. Major
Title: Banking Officer